Exhibit 15.3

Consent of Braemar Shipbroking Limited

Okeanis Eco Tankers Corp.

c/o OET Chartering Inc.

Ethnarchou Makariou Ave. &2 D. Falireos St.

185 47 N. Faliro, Greece

November 2, 2023

Ladies and Gentlemen:

Reference is made to the registration statement on Form 20-F (the “Registration Statement”) of Okeanis Eco Tankers Corp. (the “Company”), to be filed with the with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the registration of the Company’s common shares, par value $0.001 per share.

We have reviewed the section in the Registration Statement under the heading “Item 4. B. Business Overview — The International Shipping Industry” and believe that it accurately describes the international marine transportation industry as of the date of the Registration Statement. We further advise that our role has been limited to the review of the section referenced above and the provision of statistical and other information (the “Shipping Information”) supplied by us. With respect to such Shipping Information and statistical data we advise you that:

●	some information in our company’s database is derived from estimates or subjective judgments;

●	the published information of other maritime data collection agencies may differ from this data; and

●	while we have taken reasonable care in the compilation of the Shipping Information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information contained under the section of the Registration Statement under the heading “Item 4. B. Business Overview — The International Shipping Industry”, (ii) the references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement under the heading "Statement by experts", and (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the United States Securities and Exchange Commission pursuant to the Exchange Act.

Braemar Shipbroking Limited

By:	/s/ Henry Curra
Name:	Henry Curra
Title:	Global Head of Research

London, United Kingdom